Exhibit 10.22

                                AMERIFIRST, INC.

                   AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

      THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") is executed and delivered as of the 31st day of December 2004 to be effective as of the 9th day of September 2004 (the "Effective Date"), by and among AmeriFirst, Inc., a Delaware corporation (the "Corporation") and the undersigned shareholders of the Corporation. The undersigned shareholders and any other shareholders of the Corporation subsequently executing this Agreement or a counterpart of this Agreement are sometimes individually referred to herein as a "Stockholder" or collectively as the "Stockholders."

                                   Background

      The Corporation is authorized to issue two thousand (2,000) shares of common stock, par value $0.01 per share (the "Common Stock" or the "Shares"); and

      WHEREAS, as of the Effective Date, all of the issued and outstanding Shares are owned by the Stockholders; and

      WHEREAS, the Corporation has made a Subchapter S election under Chapter 1 of the Subtitle A of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Stockholders have determined that the Corporation should terminate and revoke such election only in accordance with the terms of this Agreement; and

      WHEREAS, the Stockholders and the Corporation consider it to be in their individual and mutual best interests to provide for certain restrictions on the transferability of the Shares; and

      WHEREAS, Florida Statutes, the parties hereto desire to make provisions for the governance of the Corporation;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders and the Corporation agree to the terms of this Agreement.

                                    ARTICLE I
                                CAPITAL INTERESTS

      By execution of this Stockholders' Agreement, each Stockholder hereby agrees that the number of Shares set forth opposite each Stockholder's name in Exhibit A attached hereto is true and correct.

                                   ARTICLE II
                                   MANAGEMENT

      2.1 Board of Directors.

            (a) Election of Directors. Until the fifth anniversary of the Effective Date each of the Stockholders will vote all of the Shares owned by him or her so as to elect, and thereafter for the term of this Agreement to continue in office, a Board of Directors of the Corporation including: Irving Y. Strickstein, O. Lee Tawes, III, John G. Tooke and such person as may be designated by John G. Tooke. Tawes shall serve as the Chairman of the Board of Directors (to serve until the earlier of his sale of his shares in the Corporation, death, disability, election of his successor, or resignation)

            (b) Irrevocable Proxy. Each Stockholder hereby grants to, and is deemed to have executed in favor of, the other Stockholders an irrevocable proxy to vote, or to give a written consent with respect to, all the stock of the Corporation owned by the grantor of the proxy for the election to the Board of Directors of those persons named in Section 2.1 hereof. This irrevocable proxy is coupled with an interest and shall continue until the fifth anniversary of the Effective Date.

      2.2 Approval of Corporate Actions. Except as otherwise provided in this Agreement or by Florida law, the exercise of any voting or other rights under this Agreement or any other determination required by the Stockholders shall be determined by the holders of a majority of the Shares held by such Stockholders.

      2.3 Stockholder and Director Voting. The Stockholders covenant and agree that they shall, at all times and from time to time, vote or cause to be voted their Shares and, if applicable, vote as a director of the Corporation, to propose or approve any action required to be taken by the Corporation pursuant to this Agreement which may be necessary in order to lawfully effectuate any actions specifically required to be taken by the Corporation or the Stockholders pursuant to this Agreement.

      2.4 Pre-emptive Rights. The Stockholders covenant and agree that they shall take such action as may be necessary to amend the Corporation's Bylaws and/or Certificate of Incorporation to grant pre-emptive rights to the undersigned Stockholders.

                                   ARTICLE III
                   RESTRICTIONS ON TRANSFERS TO THIRD PARTIES

      3.1 Restrictions on Transfers. During the term of this Agreement, no Stockholder, either directly or indirectly, shall transfer, assign, encumber, alienate or in any way grant any right or interest in any of the Shares of the Corporation now owned or hereafter acquired by any Stockholder, except as permitted by this Agreement or by the consent of all of the parties hereto. Without limiting the foregoing (and in addition to any other restrictions and rights of first refusal contained herein), no Stockholder shall be permitted, without the prior written consent of the holders of at least eighty percent (80%) of the Shares, to transfer any Shares or any interest therein, whether by gift, sale, assignment, pledge, encumbrance or otherwise (including any involuntary transfer), if the effect of such transfer would be to terminate the Subchapter S status of the Corporation. The Corporation may require that any Stockholder provide to the Corporation, before the Corporation is required to recognize or effect any proposed transfer of any of the Shares,
(i) a written statement (A) regarding the identity of the proposed transferee sufficient to satisfy the Corporation that the transferee is not an ineligible S corporation shareholder and (B) stating that the proposed transfer does not result in an excessive number of shareholders of the Corporation such as would result in disqualification or termination of the Subchapter S status of the Corporation, and (ii) a written opinion of the transferring Stockholder's counsel, in form and substance reasonably satisfactory to the Corporation's counsel, that the proposed transferee is not, and (but for a change in the Code or the residency status of a resident alien transferee) could never become, an ineligible S corporation shareholder. Notwithstanding the foregoing, Stockholders shall be permitted to make transfers to grantor trusts, children and spouses, provided the effect of any such transfer would not be to terminate the Subchapter S status of the Corporation.

      3.2 Effect of Noncompliance. Any purported transfer of any of the Shares other than in accordance with the terms of this Agreement shall be null and void ab initio and shall not operate to transfer any interest or title in such Shares, and the Corporation shall not recognize nor register any such purported transfer in the corporate records. The purported transferee shall not be a shareholder of the Corporation and shall not be entitled to receive a new stock certificate, any dividends or any other distributions on or with respect to any of the Shares, or to vote on any matters which are voted on by the Stockholders from time to time.

      3.3 Proposed Stock Transfers.

            (a) Offer Notice. Prior to a proposed transfer by any Stockholder (the "selling Stockholder") of all or a portion of the Shares owned by him to any bona fide purchaser, the selling Stockholder shall give written notice ("Offer Notice") of such proposed transfer to the Secretary of the Corporation and to all of the non-selling Stockholders. The Offer Notice shall set forth the name and address of the proposed transferee, the number of Shares proposed to be transferred (the "Offered Shares"), the purchase price payable per Share, which shall be payable in cash or cash equivalents (e.g., promissory note, marketable securities), and all other terms and conditions of the proposed transfer, including, if available, any documents or draft documents relating to such proposed transfer. The non-selling Stockholders shall be entitled to obtain any other information that they may reasonably require regarding the proposed transfer, including any information reasonably necessary to verify that the proposed transfer is a bona fide transaction. Any offer from a third party purchaser to acquire Shares shall be accompanied by a non-refundable cash deposit equal to twenty-five percent (25%) of the total purchase price (the "Deposit"). The Deposit shall be refunded to the prospective purchaser only if the non-selling Stockholders exercise their right of first refusal pursuant to
Section 3.3(b).

            (b) Right of First Refusal. The Offer Notice shall constitute an offer by the selling Stockholder to sell all (but not less than all) of the Offered Shares to the non-selling Stockholders in accordance with the terms of the Offer Notice. The non-selling Stockholders may accept such offer by giving a written notice (the "Acceptance Notice") signed by any of the non-selling Stockholders who desire to purchase the Offered Shares (the "Accepting Stockholders") to the selling Stockholder at any time before the expiration of thirty-five (35) days after the date of receipt of the Offer Notice. If there is more than one Accepting Stockholder, each of the Accepting Stockholders will be entitled to purchase their pro rata share (in accordance with the relative ownership percentages of the Accepting Stockholders) of the Offered Shares (or in such other proportions as the Accepting Stockholders may agree between themselves).

            (c) Closing. Within thirty (30) days after the delivery of an Acceptance Notice, the Accepting Stockholders shall close the purchase of such Offered Shares at the principal office of the Corporation, or some other place mutually agreeable to all parties, at which time the selling Stockholder shall deliver the certificates representing the Offered Shares duly endorsed for transfer and all other documents that are required to transfer the Offered Shares to the Accepting Stockholders and the Accepting Stockholders shall deliver to the selling Stockholder the consideration therefor in accordance with the terms of the Offer Notice.

            (d) Failure to Exercise Option or Close Purchase. If the non-selling Stockholders do not elect to purchase all of the Offered Shares or if the purchase transaction is not closed (other than because of the default of the selling Stockholder) within the period set forth in Section 3.3(c) (the "Closing Period"), the selling Stockholder may transfer the Offered Shares within ninety
(90) days following the end of the Closing Period to the original proposed purchaser, at the price and on the terms specified in the Offer Notice; provided, however, that any such Shares sold shall be transferred to the purchaser subject to the provisions of this Agreement and shall not be transferred unless and until such purchaser executes a counterpart of this Agreement thereby agreeing to receive and hold the Offered Shares subject to all of the terms and conditions contained herein (and provided further that any such transfer shall be subject to the limitations contained in Section 3.1 hereof).

            (e) Application to Unsold Shares. If the selling Stockholder does not sell all of his Shares pursuant to the terms and conditions set forth in
Section 3.3(d), the Offered Shares shall again be subject to the provisions of this Agreement and may not thereafter be transferred except in the manner and on the terms specified herein.

            (f) Drag-Along Right. In the event a majority of shareholders (the Selling Group") elect to transfer all of the Shares owned by them to an unaffiliated third party (a "Third Party") (including any transfer of Shares that is being effected by a merger or consolidation of the Corporation with another person), and provided the Selling Group has complied with the notice and offer requirements of this Section 3.3 and Right of First Refusal has not been exercised, then the Selling Group shall have the right (the "Drag-Along Right") to cause each of the Stockholders as a group to transfer all of their respective Shares to the Third Party (or to exchange such Shares pursuant to the terms of such merger or consolidation) at the same price and on the same terms and conditions as the Selling Group proposes to transfer their Shares.

            (g) Tag-Along Right. In the event the Selling Group elects to transfer all of the Shares owned by them to a Third Party and the Selling Group has not exercised the Drag-

Along Right pursuant to Section 3.3(f) above, and provided the Selling Group has complied with the notice and offer requirements of this Section 3.3 and Right of First Refusal has not been exercised, then all other Stockholders as a group shall have the right to cause the Selling Group to effect the transfer of all of such Stockholders' respective Shares to the Third Party at the same price and on the same terms and conditions as the Selling Group proposes to Transfer their Shares to such Third Party (the "Tag-Along Right").

                                   ARTICLE IV
                            STOCKHOLDER NON-COMPETES

      Each of the Stockholders agrees to execute and deliver a Non-Compete Agreement in substantially the form of Exhibit B, with the provision that such Non-Compete Agreement shall be effective for a period of two (2) years following the date of closing of the acquisition of the entirety of any Stockholders' shares in the Corporation.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      5.1 Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to the Corporation and to each of the other Stockholders that:

            (a) This Agreement constitutes the legal, valid, and binding obligation of such Stockholder.

            (b) Neither the execution, delivery, and performance of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Stockholder, or (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of any material agreement or instrument to which such Stockholder is a party or by which such Stockholder is or may be bound or to which any of his or her material properties or assets is subject.

            (c) Such Stockholder is acquiring the Shares for investment purposes only and not with a view to the distribution thereof (as such term is defined in the Securities Act of 1933, as amended).

      5.2 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to each of the Stockholders that:

            (a) This Agreement constitutes the legal, valid, and binding obligation of the Corporation.

            (b) Neither the execution, delivery, and performance of this Agreement nor the consummation by the Corporation of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, documents or foreign, or any arbitrator, applicable to the Corporation, or (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation or bylaws of the Corporation, or of any material agreement or instrument to which the Corporation is a party or by which the Corporation is or may be bound or to which any of its material properties or assets is subject.

            (c) The Corporation has made full and fair disclosure to the Stockholders of all information material to an investment in the Corporation and its business. No representation, statements, or warranty by the Corporation in this Agreement or otherwise made to the Stockholders or contained in any document delivered by the Corporation to the Stockholders contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading.

                                   ARTICLE VI
                     STOCKHOLDER APPROVAL OF CERTAIN ACTIONS

      For so long as the Operational Loans, Non-Operational Loans or Tawes Loan (as those terms are defined in that certain Recapitalization Agreement by and among the Corporation and certain of its shareholders dated as of December 31,
2004) are outstanding and unpaid, the approval of a majority of the shareholders of the Corporation (and thereafter the approval of the Board of Directors) shall be required to:

      (a) Approve any changes in the salaries of employees of the Corporation (or its subsidiaries) making more than $50,000 per year; and

      (b) Approve any deviation in excess of ten percent (10%) per annum from the annual budget submitted to and approved by the Board of Directors of the Corporation.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      7.1 Term of Agreement. This Agreement shall be effective as of the date and year first above written and shall terminate upon the occurrence of any of the following events:

            (a) Upon the mutual consent in writing of the holders of at least eighty percent (80%) of the Shares;

            (b) Upon the sale or other disposition of all of the Shares of the Corporation held by the Stockholders in compliance with the terms hereof; or

            (c) Upon any merger or consolidation of the Corporation in which the Corporation is not the surviving corporation; or

            (d) Upon the voluntary or involuntary dissolution (other than involuntary dissolution for failure to file any report or pay any tax) of the Corporation; provided, however, that in the event of the dissolution or liquidation of the Corporation, the provisions of this Agreement shall continue in effect for the period of winding up the business of the Corporation and distributing its assets; or

            (e) The expiration of fifty (50) years from the date of this Agreement.

      Nothing contained in this Section 7.1 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by reason of an event causing the termination or expiration of this Agreement.

      7.2 Scope of Agreement. This Agreement shall apply to all transfers by any Stockholder of the Shares (including any legal or beneficial interest in, or rights to, the Shares, whether now owned or hereafter acquired), whether voluntary, involuntary or by operation of law, resulting from death or otherwise. All of the provisions of this Agreement shall apply to all of the Shares of the Corporation now owned or which may be issued or transferred hereafter to a Stockholder, in consequence of any additional issuance, purchase, exchange or reclassification of Shares, corporate reorganization or any other form of recapitalization, or consolidation, merger, share split or share dividend.

      7.3 Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

      7.4 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns and all persons acquiring Shares by, through or under any party hereto, regardless of the method of acquisition of such Shares. The Corporation shall not issue any additional capital stock to any person or entity and shall not transfer any Shares on its books to any person or entity unless and until such person or entity executes such documentation as the Corporation may specify whereby the person or entity agrees to become a party hereto.

      7.5 Application of Agreement to After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the Shares now owned or which may be issued or transferred hereunder to a Stockholder or to his transferees in consequence of any additional issuance, purchase, exchange or reclassification of Shares, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or stock split, or stock dividend, or which are acquired by a Stockholder in any other manner.

      7.6 Specific Performance. Inasmuch as the Shares are closely held and the market therefor is limited, irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable in a court of equity by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith, including without limitation, an injunction against the sale of Shares to a transferee whose ownership would disqualify the Corporation's Subchapter S status. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      7.7 Legend.

            (a) Stock Certificate Legend. Each certificate representing Shares of the capital stock of the Corporation shall have stamped, printed or typed thereon, a legend reflecting the restrictions imposed by this Agreement as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT BEING FILED UNDER OR PURSUANT TO SAID ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

      THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 31, 2004, THE ORIGINAL OF WHICH IS ON FILE IN THE MINUTE BOOK OF THE COMPANY. ANY SALE, TRANSFER, PLEDGE, ASSIGNMENT OR ENCUMBRANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE NOT IN CONFORMITY WITH SAID AGREEMENT SHALL BE INVALID.

            (b) Transfer Subject to Agreement. The Corporation hereby agrees that it will not at any time permit any transfer to be made on its books or records of the certificates representing the Shares owned by any of the Stockholders unless such transfer is made pursuant to and in accordance with the terms and conditions of this Agreement and in accordance with applicable securities laws and unless the transferee has executed a counterpart of this Agreement.

      7.8 Articles of Incorporation; Bylaws.

            (a) Agreement to Amendments. Each Stockholder agrees to consent to and approve any amendment of the Articles of Incorporation or Bylaws of the Corporation which may be necessary or advisable in order to conform any of the provisions of this Agreement or any amendments hereto to the applicable laws of the state of Florida as now or hereafter enacted.

            (b) Further Assurances. Each Stockholder agrees to vote his Shares of the Corporation and to execute and deliver such documents as may be necessary in order to implement the provisions of the preceding subparagraph.

            (c) Agreement Controlling. In the event of any inconsistency with the provisions of the Recapitalization Agreement dated of even date herewith between the Corporation and the Stockholders, this Agreement, the Amended and Restated Notes (as defined in the Recapitalization Agreement), the Articles of Incorporation and Bylaws of the Corporation, whether such Agreements, Articles or Bylaws be presently in force or hereafter amended, the terms and conditions of the Agreements and documents shall bind and control in all respects in the order listed above.

      7.9 Entire Agreement. This Agreement, the Recapitalization Agreement, the Amended and Restated Notes, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto and thereto, respectively, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, respectively, and supersedes and replaces all previous agreements, oral or written, with respect to the subject mater hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument executed by all of the Stockholders.

      7.10 Governing Law; Venue; Prevailing Party. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without regard to its conflict of laws doctrine. The parties hereto (i) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought and heard in a court of competent jurisdiction in the State of Michigan and the United States District Court for the Eastern District of Michigan, (ii) consent to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waive any objection to the laying of venue of any such suit, action or proceeding in any such court. All parties hereto waive any objection based on forum non conveniens and any objection to venue in any action instituted hereunder.

      7.11 Notices. All notices, offers, acceptances and other communications to be made, served or given under or pursuant to the terms hereof shall be in writing and shall be delivered personally or sent by nationally recognized overnight courier. Any such notice shall be deemed given when so delivered, addressed to the parties at their respective addresses as set forth in the records of the Corporation.

      7.12 Severability. If at any time subsequent to the date hereof, any term or provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such term or provision shall be of no force and effect, but the illegality or unenforceability of such term or provision shall have no effect upon and shall not impair the enforceability of any other term or provision of this Agreement.

      7.13 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

      7.14 Attorneys' Fees and Costs. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recovery of the costs of such action, including all reasonable attorneys' fees, from the non-prevailing party.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Stockholders' Agreement as of the date first written above.

                                       CORPORATION:

                                       AmeriFirst, Inc.

                                       By: /s/ John G. Tooke
                                           -------------------------------------
                                           John G. Tooke
                                           President and CEO

TOOKE:                                 STRICKSTEIN:

/s/ John G. Tooke                      /s/ Irving Y. Strickstein
-----------------------------------    -----------------------------------------
John G. Tooke                          Irving Y. Strickstein individually and on
                                       behalf of:  The Irving Y. Strickstein
                                       Revocable Living Trust u/a/d 9/13/84, as
                                       amended; (ii) Susan J. Sadley Revocable
                                       Trust U/A/D 2/17/04; (iii) Robert C.
                                       Strickstein, (iv) Tara N. Strickstein,
                                       (v) Scott D. Strickstein, (vi) The
                                       Strickstein Family Limited Partnership I
                                       and (vii) The Strickstein Family Limited
                                       Partnership II

LACHMAN:                               TAWES:

 /s/ Denise M. Lachman                 /s/ O. Lee Tawes, III
-----------------------------------    -----------------------------------------
Denise M. Lachman, individually        O. Lee Tawes, III
and on behalf of Dow Ridge
Associates, LLC